Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Presto Automation Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(4)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(5)
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)		(1)		(2)		(2)
Fees to Be Paid	Equity	Preferred Stock	457(o)		(1)		(2)		(2)
Fees to Be Paid	Equity	Debt Securities	457(o)		(1)		(2)		(2)
Fees to Be Paid	Equity	Warrants	457(o)		(1)		(2)		(2)
Fees to Be Paid	Debt	Rights	457(o)		(1)		(2)		(2)
Fees to Be Paid	Other	Units	457(o)		(1)		(2)		(2)
Fees to Be Paid	Unallocated	N/A (Total of Above)	457(o)	N/A		N/A		$75,000,000		0.00014760	$11,070
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	25,000		$1.41	(3)	$32,250		0.00014760	$4.76
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	3,000,000		$1.41	(3)	$4,230,000		0.00014760	$624.35
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	573,660		$1.41	(3)	$4,230,000		0.00014760	$119.39
Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Other	8,625,000		$8.21		$70,811,250		0.00011020	$7,804	S-1	333-267979	January 9, 2023	$7,804
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Other	7,625,000		$11.50		$87,687,500		0.00011020	$9,664	S-1	333-267979	January 9, 2023	$9,664
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Other	46,949,333		$2.14		$100,471,572.62		0.00011020	$11,072	S-1	333-267979	January 9, 2023	$11,072
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Other	1,199,991		$3.71		$4,451,966.61		0.00011020	$490.60	S-1	333-267979	January 9, 2023	$490.60
Carry Forward Securities	Equity	Warrants to purchase shares of Common Stock	Other	7,625,000		$11.50		$87,687,500.00		0.00011020	$9,664	S-1	333-267979	January 9, 2023	$9,664
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(c)	400,000		$3.03		$1,212,000		0.00011020	$133.56	S-1	333-271551	May 12, 2023	$133.56
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(c)	4,760,500		$3.96		$18,851,580		0.00011020	$2,077.44	S-1	333-272913	July 6, 2023	$2,077.44
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(c)	500,000		$3.96		$1,980,000		0.00011020	$218.20	S-1	333-272913	July 6, 2023	$218.20
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(c)	2,000,000		$3.96		$7,920,000		0.00011020	$872.78	S-1	333-272913	July 6, 2023	$872.78

	Total Offering Amounts							$389,659,369			$53,815.08

	Total Fees Previously Paid										$41,996.58

	Net Fee Due										$11,818.50

(1)	The amount to be registered consists of up to $75,000,000 of an indeterminate amount of Common Stock, preferred stock, debt securities, warrants, rights and/or units. The securities registered also include such unspecified amounts and numbers of shares of Common Stock, preferred stock, debt securities or warrants as may be issued upon conversion of or exchange for preferred stock, debt securities, warrants, units or rights that provide for conversion or exchange. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s common stock reported on Nasdaq on October 13, 2023, which date is a date within five business days prior to the filing of this prospectus supplement.
(4)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split or stock dividend or pursuant to anti-dilution provisions of any of the securities.

(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this current registration statement on Form S-3 by $41,996.58, which represents the portion of the registration fee paid with respect to unsold securities that had previously been included in the following: (1) the registrant’s registration statement on Form S-1, as amended (File No. 333-267979), which was originally filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2022 and originally declared effective by the SEC on January 9, 2023, (2) the registrant’s registration statement on Form S-1, as amended (File No. 333-271551), which was originally filed with the SEC on May 1, 2023 and originally declared effective by the SEC on May 12, 2023, and (3) the registrant’s registration statement on Form S-1, as amended (File No. 333-272913), which was originally filed with the SEC on June 23, 2023 and originally declared effective by the SEC on July 6, 2023. Pursuant to Rule 457(p), upon effectiveness of this current registration statement on Form S-3, each Form S-1 will be replaced and automatically withdrawn by the registrant, and any such offering of the unsold securities terminated.